                                                                   EXHIBIT 10.11
FIRST NH BANK
                                                 PLEASANT STREET OFFICE
                                                 134 Pleasant Street
                                                 Portsmouth, New Hampshire 03801
                                                 Telephone (603) 436-1006
March 13, 1996

Mr. Michael Turmelle, CFO
SatCon Technology Corporation
161 First Street
Cambridge, MA 02142-1221

Dear Mike:

First NH Bank ("Lender") is pleased to announce the renewal of the company's $3,000,000 Revolving Line of Credit and renewal of the company's $67,632 Letter of credit which is due to expire on May 25, 1996. These commitments are subject to the following terms and conditions:

LOAN I              REVOLVING  LINE OF CREDIT RENEWAL
------              ---------------------------------

BORROWER:           SatCon Technology Corporation

AMOUNT:             $3,000,000 (Three Million Dollars)

PURPOSE:            Finance accounts receivable

INTEREST RATE:      New York/Wall Street Journal Prime, floating

TERM: On Demand. The account will be reviewed annually as to payment history, financial Condition, collateral' requirements, conformance to loan covenants, profitability to the Bank, and changes which would effect this relationship.

REPAYMENT:          Interest shall be payable monthly in arrears under the terms of this loan. Payments may be reborrowed so long as the outstanding balance does not exceed $3,000,000.

FEES: Three-quarters of one percent (.75%)on the unused portion, payable quarterly in arrears

COLLATERAL:         Unsecured with a negative pledge on all business assets..


GUARANTORS:         None


ADVANCE FORMULA:    85% of accounts receivable less than 90 days plus 85% of
                    cash and deposit accounts maintained at First NH Bank (with a hold to be placed upon these accounts if advances become reliant on these funds)

Commitment Letter
SatCon Technology Corporation
March 13, 1996



FINANCIAL
  REPORTING:        Borrower to provide the following in form and content
                    acceptable to the Bank:

                    .    Annual audited financial statements within 120 days of
                         year end
                    .    Quarterly company prepared interim statements including
                         an income statement and balance sheet within 45 days of
                         quarter end
                    .    Monthly A/R aging within 30 days of month end
                         (initiated upon first advance)
                    .    FYE 9/30/96 projected plan with pro-forma cash flow and
                         income statement
                    .    Monthly backlog summary (initiated upon first advance)

FINANCIAL
  COVENANTS:

                    .    Debt to worth not to exceed 0.5:1 quarterly and
                         annually
                    .    Minimum net worth of $18.3 Million quarterly and $19.0
                         Million at FYE 9/96
                    .    Thirty day debt clearance period annually
                    .    No merger and acquisition activities without prior bank
                         Approval

                    The loan covenants have been amended to include a change in the minimum net worth requirement, the elimination of the cash flow coverage covenant and the no two consecutive quarterly losses covenant, and a change in the testing period to quarterly and annually on the debt to worth covenant.

INSURANCE:          Borrower shall maintain satisfactory insurance coverage for fire and all-risk coverage, and the Bank shall be named as the "loss payee" on all such policies.

SPECIAL CONDITIONS: Borrower shall not without written consent of the Bank, sell, transfer, assign, pledge or lease any security interest in or encumber any of the Borrower's assets.

OTHER: Our records indicate that the annual commitment fee for FYE '95, which is one-half of one percent (0.5%) has not yet been paid. Please send the commitment fee due for FYE '95 with the original signed copy of this letter.

LOAN II             LETTER OF CREDIT RENEWAL
-------             ------------------------

TERM:               May 25, 1997

OTHER: All other terms and conditions of the original Letter of Credit shall remain unchanged and in full force.

Commitment Letter
SatCon Technology Corporation
March 13, 1996


The only changes to the LOAN AGREEMENT DATED DECEMBER 29, 1994 are in the commitment fee and the loan covenants as outlined above. All other terms and conditions of the original Loan Agreement remain the same. If the foregoing commitment is acceptable, kindly so indicate by returning one signed copy of this letter by March 20, 1996.

We look forward to our continued association with SatCon Technology and welcome the opportunity to expand our relationship.



Should you have any questions, please do not hesitate to call me.

Sincerely,

/s/   PATRICIA C. DUFFY
-----------------------
Patricia C. Duffey
Vice President



I understand and accept all terms and conditions outlined above.

Accepted by:

/s/   MICHAEL TURMELLE
----------------------
Michael Turmelle
CFO